EXHIBIT 11.1

Exhibit 11.1 - Computation of Earnings per Share


                                                                   June 30, 2005
        Basic:

        Net Income                                                   ($427,946)
                                                                     ==========

        Average shares:
             Average shares outstanding                              87,992,153
                                                                     ==========

        Net income per common share, basic                              ($0.00)
                                                                        =======


        Diluted:

        Net Income                                                   ($427,946)
                                                                     ==========

        Average shares:
             Average shares outstanding                              99,383,653
                                                                     ==========

        Net income per common share, basic                              ($0.00)
                                                                        =======